Exhibit 99.1

Kodak Reports First-Quarter 2023 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 9, 2023--Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2023.

First-quarter 2023 highlights include:

  Consolidated revenues of $278 million, compared with $290 million for Q1 2022, a decrease of $12 million or 4 percent (decreased by $2 million on a constant currency basis, or 1 percent)
  Gross profit of $50 million, compared to $33 million for Q1 2022, an increase of $17 million or 52 percent
  Gross profit percentage of 18 percent, compared with 11 percent for Q1 2022, an increase of 7 percentage points
  GAAP net income of $33 million, compared with net loss of $3 million for Q1 2022, an increase of $36 million
  Operational EBITDA of $9 million, compared with negative $7 million for Q1 2022, an increase of $16 million
  A quarter-end cash balance of $225 million, compared with $217 million on December 31, 2022, an increase of $8 million in the first quarter of 2023, compared with a decrease of $53 million in the first quarter of 2022

“Kodak continued to make progress in the first quarter, generating cash and increasing our gross profit year over year in the face of significant headwinds,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “These improvements didn’t just happen. They are the result of a wide range of actions we have taken over the last four years to put us on a path to sustainable growth and profitability. We are continuing to invest in four long-term growth initiatives in our Advanced Materials and Chemicals group, and we are starting to see contributions from that business. We have invested in a significant infrastructure upgrade, including expanded implementation of Salesforce and SAP, that has made us materially better in terms of efficiency. We have successfully introduced two groundbreaking inkjet presses and KODACHROME Inks, the gold standard for color. And, most importantly, we continue to execute on our go-to-market strategy, staying close to our customers and developing solutions that address their challenges and create new opportunities. We put our customers first because we know we only win when our customers win.”

For the quarter ended March 31, 2023, revenues were $278 million, a decline of $12 million or 4 percent compared to the same period in 2022. Adjusting for the unfavorable impact of foreign exchange of $10 million, revenues decreased by $2 million, or 1 percent compared to the prior year.

GAAP net income was $33 million for the quarter, compared with negative $3 million in Q1 2022, an increase of $36 million. Operational EBITDA for the first quarter 2023 was $9 million, compared with negative $7 million in the prior-year period, an increase of $16 million. The increase was primarily driven by improved profitability related to pricing passthrough and improved operational efficiency, partially offset by continued global cost increases.

Kodak ended the first quarter of 2023 with a cash balance of $225 million, an increase of $8 million from December 31, 2022, compared with a decrease of $53 million in the first quarter of 2022. The increase was primarily driven by improved performance in working capital, improved profitability from operations, proceeds from insurance reimbursement and a refund from a governmental authority in a location outside the U.S.

“Kodak got off to a strong start in the first quarter, increasing our cash balance from $217 million to $225 million and increasing our gross profit by 52 percent year over year while continuing to invest in both product innovation and our long-term growth initiatives,” said David Bullwinkle, Kodak’s CFO. “Our ability to make these improvements despite continuing challenges of inflation and supply chain disruptions reflects the positive impact of changes we have made as part of our strategic plan to drive operational efficiency and smart revenue.”

Revenue and Operational EBITDA by Reportable Segment Q1 2023 vs. Q1 2022

($ millions)

Q1 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$209	$61	$4	$274
Operational EBITDA *	$6	$-	$3	$9

Q1 2022 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$228	$54	$4	$286
Operational EBITDA *	$(7)	$(3)	$3	$(7)

Q1 2023 vs. Q1 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(19)	$7	$-	$(12)
Operational EBITDA *	$13	$3	$-	$16

Q1 2023 Actuals on constant currency ** vs. Q1 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(10)	$8	$-	$(2)
Operational EBITDA*	$13	$4	$-	$17

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2022, rather than the actual average exchange rates in effect for the three months ended March 31, 2023.

Effective February 2023 Kodak changed its organizational structure. The Traditional Printing segment and the Digital Printing segment were combined into one segment, named the Print segment. No changes were made to Kodak's other segments. Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak's ability to provide or facilitate financing for its customers; Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, medical epidemics such as the COVID-19 pandemic, geopolitical issues such as the war in Ukraine, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic and the war in Ukraine; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this first quarter 2023 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating expense, net; interest expense; and other income (charges), net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2022, rather than the actual average exchange rates in effect for the three months ended March 31, 2023.

The following table reconciles the most directly comparable GAAP measure of Net Income (Loss) to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended March 31, 2023 and 2022, respectively:

(in millions)
	Q1 2023	Q1 2022	$ Change
Net Income (Loss)	$33	$(3)	$36
Depreciation and amortization	8	7	1
Restructuring costs and other (3)	1	-	1
Stock based compensation	4	2	2
Consulting and other costs (1)	(10)	2	(12)
Idle costs (2)	-	1	(1)
Other operating expense, net	1	-	1
Interest expense (3)	11	9	2
Pension income excluding service cost component (3)	(40)	(30)	(10)
Other (income) charges, net (3)	(7)	3	(10)
Provision for income taxes (3)	8	2	6
Operational EBITDA	$9	$(7)	$16
Impact of foreign exchange (4)	1		1
Operational EBITDA on a constant currency basis	$10	$(7)	$17

Footnote Explanations:

(1)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs include $10 million of income in the three months ended March 31, 2023 representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(2)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(3)	As reported in the Consolidated Statement of Operations.
(4)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended March 31, 2022, rather than the actual average exchange rates in effect for the three months ended March 31, 2023.

A. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions)	Three Months Ended
	March 31,
	2023	2022
Revenues
Sales	$224	$234
Services	54	56
Total revenues	278	290
Cost of revenues
Sales	192	220
Services	36	37
Total cost of revenues	228	257
Gross profit	50	33
Selling, general and administrative expenses	34	43
Research and development costs	9	9
Restructuring costs and other	1	—
Other operating expense	1	—
Earnings (loss) from operations before interest expense, pension income excluding service cost component, other (income) charges, net and income taxes	5	(19)
Interest expense	11	9
Pension income excluding service cost component	(40)	(30)
Other (income) charges, net	(7)	3
Earnings (loss) from operations before income taxes	41	(1)
Provision for income taxes	8	2
NET EARNINGS (LOSS)	$33	$(3)

The notes accompanying the financial statements contained in the Company’s first quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

(in millions)	March 31,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$225	$217
Trade receivables, net of allowances of $8 and $7, respectively	167	177
Inventories, net	251	237
Other current assets	42	48
Current assets held for sale	2	2
Total current assets	687	681
Property, plant and equipment, net of accumulated depreciation of $457 and $450, respectively	153	154
Goodwill	12	12
Intangible assets, net	27	28
Operating lease right-of-use assets	38	39
Restricted cash	62	62
Pension and other postretirement assets	1,266	1,233
Other long-term assets	77	76
TOTAL ASSETS	$2,322	$2,285

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$139	$134
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	15	15
Other current liabilities	140	143
Total current liabilities	295	293
Long-term debt, net of current portion	320	316
Pension and other postretirement liabilities	232	230
Operating leases, net of current portion	29	31
Other long-term liabilities	173	171
Total liabilities	1,049	1,041

Commitments and Contingencies (Note 6)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	205	203

Equity
Common stock, $0.01 par value	-	—
Additional paid in capital	1,161	1,160
Treasury stock, at cost	(11)	(11)
Accumulated deficit	(537)	(570)
Accumulated other comprehensive income	455	462
Total shareholders’ equity	1,068	1,041
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,322	$2,285

The notes accompanying the financial statements contained in the Company’s first quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$33	$(3)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	8	7
Pension income	(36)	(26)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	1	3
Non-cash changes in workers' compensation and other employee benefit reserves	1	(4)
Stock based compensation	4	2
Decrease (increase in trade receivables)	12	(9)
Decrease (increase) in miscellaneous receivables	7	(1)
Increase in inventories	(13)	(32)
Increase in trade accounts payable	3	31
Decrease in liabilities excluding borrowings and trade payables	(13)	(13)
Other items, net	7	2
Total adjustments	(19)	(40)
Net cash provided by (used in) operating activities	14	(43)

Cash flows from investing activities:
Additions to properties	(5)	(5)
Net cash used in investing activities	(5)	(5)

Cash flows from financing activities:
Preferred stock cash dividend payments	(1)	(1)
Net cash used in financing activities	(1)	(1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	8	(49)
Cash, cash equivalents and restricted cash, beginning of period	286	423
Cash, cash equivalents and restricted cash, end of period	$294	$374

The notes accompanying the financial statements contained in the Company’s first quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Anthony Redding, Kodak, +1 585-726-3506, shareholderservices@kodak.com